UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 20, 2011


                              SIGA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     333-145879                 74-3207964
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)

                                1002 Ermine Court
                           South Lake Tahoe, CA, 96150
                    (Address of principal executive offices)

                                  530-577-4141
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2011, the Company entered into an Agreement (the "Agreement") with Laguna Finance Ltd. to acquire 100% of the Montauban Gold Tailings Claims located 75 miles west of Quebec City, Quebec, Canada. The tailings deposits are from the previous production of the Montauban lead-zinc-silver deposit (the "Montauban Claims"). Under the terms of the Agreement, the Company will issue 10,000,000 restricted shares of the Company (the "Shares") at a deemed value of $2.00 per share for a total deemed value of $20,000,000, to acquire 100% of the Montauban Claims, subject to a 1.5% net smelter royalty. The Shares shall be issued on or before September 30, 2011.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 24, 2011 Siga made a decision not to proceed with the Big Bear Property (San Bernardino County California) acquisition announced earlier. Follow up evaluation has not shown a precious metals target which meets Siga's buiness plan goals.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(C) SHELL COMPANY TRANSACTIONS.

Not applicable.

(D) EXHIBITS

Ex. 10.1 Montauban Asset Purchase Agreement Signed September 20, 2011

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SIGA RESOURCES INC.


Date: September 26, 2011                     /s/ Edwin G. Morrow
                                             ------------------------------
                                             EDWIN G. MORROW

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